Exhibit 99.1

News Release
R. Andrew Watts
July 27, 2020	Chief Financial Officer
(386) 239-5770

BROWN & BROWN, INC. ANNOUNCES QUARTERLY REVENUES OF $598.8 MILLION, AN INCREASE OF 4.1%; AND DILUTED NET INCOME PER SHARE OF $0.34

(Daytona Beach, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the second quarter of 2020.

Revenues for the second quarter of 2020 under U.S. generally accepted accounting principles ("GAAP") were $598.8 million, increasing $23.6 million, or 4.1%, compared to the second quarter of the prior year, with commissions and fees increasing by 4.4% and Organic Revenue(1) increasing by 0.5%. Net income was $96.8 million, increasing $4.2 million, or 4.5%, and diluted net income per share increased to $0.34, or 3.0% as compared to the second quarter of the prior year. Diluted Net Income Per Share - Adjusted(2) increased to $0.34, or 6.3%, compared to the second quarter of the prior year.

Revenues for the six months ended June 30, 2020 under GAAP were $1,297.3 million, increasing $102.8 million, or 8.6%, as compared to the same period in 2019, with commissions and fees increasing by 8.8%, and Organic Revenue increasing by 3.1%. Net income was $249.2 million, increasing $42.7 million, or 20.7%, and diluted net income per share for the period increased to $0.88, or 20.5%, each as compared to the same period of 2019. Diluted Net Income Per Share - Adjusted increased to $0.85 or 18.1% compared to the same period of 2019.

J. Powell Brown, President and Chief Executive Officer of the Company, noted, "Our financial performance for the second quarter reflects the continued dedication and focus of our teammates to serve our customers through these unprecedented times. Despite the challenges of the current economic environment driven by the COVID-19 pandemic, we continue to invest in our business and expand our capabilities. I am pleased to welcome our new teammates at Loan Protector Insurance Services and the Sterling Group, and thank all of our teammates for their commitment and hard work."

Reconciliation of Commissions and Fees

to Organic Revenue

Three and Six Months Ended June 30, 2020 and 2019

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Commissions and fees	$598.2	$572.9	$1,294.7	$1,190.4
Profit-sharing contingent commissions	(18.7)	(12.0)	(42.6)	(27.3)
Guaranteed supplemental commissions	(4.3)	(12.7)	(8.2)	(16.4)
Core commissions and fees	$575.2	$548.2	$1,243.9	$1,146.7
Acquisitions	(27.4)	—	(68.7)	—
Dispositions	—	(3.2)	—	(7.3)
Organic Revenue	$547.8	$545.0	$1,175.2	$1,139.4
Organic Revenue growth	$2.8		$35.8
Organic Revenue growth %	0.5%		3.1%

(1) "Organic Revenue," a non-GAAP measure, is defined as commissions and fees less (i) the first twelve months of commission and fee revenues generated from acquisitions, less (ii) profit-sharing contingent commissions (revenues from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year - "contingents"), less (iii) guaranteed supplemental commissions (commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year - "GSCs"), and less (iv) divested business (net commissions and fees generated from offices and books of business sold by the Company) with the associated revenue removed from the corresponding period of the prior year. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth. We view Organic Revenue and Organic Revenue growth as important indicators when assessing and evaluating our performance on a consolidated basis and for each of our segments, because it allows us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year and that are expected to continue in the future.

Reconciliation of Diluted Net Income Per Share to

Diluted Net Income Per Share - Adjusted

Three and Six Months Ended June 30, 2020 and 2019

(unaudited)

	Three Months Ended		Change		Six Months Ended		Change
	06/30/2020	06/30/2019	$	%	06/30/2020	06/30/2019	$	%
Diluted net income per share	$0.34	$0.33	$0.01	3.0%	$0.88	$0.73	$0.15	20.5%
Change in estimated acquisition earn-out payables	—	(0.01)	0.01		(0.03)	(0.01)	(0.02)
Diluted Net Income Per Share - Adjusted	$0.34	$0.32	$0.02	6.3%	$0.85	$0.72	$0.13	18.1%

(2) "Diluted Net Income Per Share - Adjusted," a non-GAAP measure, is defined as diluted net income per share, excluding the change in estimated acquisition earn-out payables. We believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company’s ongoing performance.

Income before income taxes for the second quarter of 2020 was $129.4 million, an increase of $5.9 million, or 4.8%, and Income Before Income Taxes Margin(3) increased to 21.6% from 21.5% as compared to the second quarter of the prior year.

In order to provide a better understanding of our business, we evaluate EBITDAC(4) performance. We view EBITDAC and EBITDAC Margin(5) as important indicators when assessing and evaluating our performance, as they present more comparable, but non-GAAP, measurements of our operating margins in a meaningful and consistent manner. EBITDAC for the second quarter of 2020 was $176.7 million, an increase of $8.1 million, or 4.8%, compared to the second quarter of the prior year. EBITDAC Margin increased to 29.5% in the second quarter of 2020, as compared to 29.3% in the second quarter of the prior year.

Income before income taxes for six months ended June 30, 2020 was $334.7 million, an increase of $62.7 million, or 23.1%, compared to the second quarter of the prior year. Income Before Income Taxes Margin increased to 25.8% from 22.8%, as compared to the second quarter of the prior year. EBITDAC for the six months ended June 30, 2020 was $418.8 million, an increase of $53.1 million, or 14.5% as compared to the same period in 2019. EBITDAC Margin increased to 32.3% for the six months ended June 30, 2020, as compared to 30.6% in same period of 2019.

Reconciliation of Income Before Income Taxes to EBITDAC

Three and Six Months Ended June 30, 2020 and 2019

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Income before income taxes	$129.4	$123.5	$334.7	$272.0
Income Before Income Taxes Margin	21.6%	21.5%	25.8%	22.8%
Amortization	26.7	25.9	53.1	52.1
Depreciation	6.2	5.7	12.2	11.7
Interest	13.8	16.3	29.1	31.5
Change in estimated acquisition earn-out payables	0.6	(2.8)	(10.3)	(1.6)
EBITDAC	176.7	168.6	418.8	365.7
EBITDAC Margin	29.5%	29.3%	32.3%	30.6%

(3) "Income Before Income Taxes Margin" is defined as income before income taxes divided by total revenues.

(4) "EBITDAC," a non-GAAP measure, is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.

(5) "EBITDAC Margin," a non-GAAP measure, is defined as EBITDAC divided by total revenues.

Brown & Brown, Inc.

Consolidated Statements of Income

(in millions, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES
Commissions and fees	$598.2	$572.9	$1,294.7	$1,190.4
Investment income	0.3	1.5	1.5	2.6
Other income, net	0.3	0.8	1.1	1.5
Total revenues	598.8	575.2	1,297.3	1,194.5
EXPENSES
Employee compensation and benefits	346.5	309.6	696.1	642.5
Other operating expenses	75.6	98.0	182.7	186.8
Loss/(Gain) on disposal	—	(1.0)	(0.3)	(0.5)
Amortization	26.7	25.9	53.1	52.1
Depreciation	6.2	5.7	12.2	11.7
Interest	13.8	16.3	29.1	31.5
Change in estimated acquisition earn-out payables	0.6	(2.8)	(10.3)	(1.6)
Total expenses	469.4	451.7	962.6	922.5
Income before income taxes	129.4	123.5	334.7	272.0
Income taxes	32.6	30.9	85.5	65.5
Net income	$96.8	$92.6	$249.2	$206.5
Net income per share:
Basic	$0.34	$0.33	$0.88	$0.73
Diluted	$0.34	$0.33	$0.88	$0.73
Weighted average number of shares outstanding - in thousands:
Basic	273,100	272,563	272,938	272,621
Diluted	274,362	274,402	274,519	274,704
Dividends declared per share	$0.085	$0.080	$0.170	$0.160

Brown & Brown, Inc.

Consolidated Balance Sheets

(in millions, except per share data, unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$623.2	$542.2
Restricted cash and investments	439.0	420.8
Short-term investments	18.1	12.3
Premiums, commissions and fees receivable	1,080.9	942.9
Reinsurance recoverable	45.2	58.5
Prepaid reinsurance premiums	356.8	366.0
Other current assets	141.8	152.1
Total current assets	2,705.0	2,494.8
Fixed assets, net	174.4	148.6
Operating lease assets	190.3	184.3
Goodwill	4,023.3	3,746.1
Amortizable intangible assets, net	965.4	916.8
Investments	21.6	27.4
Other assets	121.1	104.8
Total assets	$8,201.1	$7,622.8
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$1,205.6	$1,014.3
Losses and loss adjustment reserve	45.2	58.5
Unearned premiums	356.8	366.0
Premium deposits and credits due customers	102.4	113.8
Accounts payable	195.8	100.0
Accrued expenses and other liabilities	290.0	337.7
Current portion of long-term debt	62.5	55.0
Total current liabilities	2,258.3	2,045.3
Long-term debt	1,566.4	1,500.3
Operating lease liabilities	173.7	167.9
Deferred income taxes, net	323.6	328.3
Other liabilities	295.6	230.7
Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 560,000 shares; issued 299,151 shares and outstanding 283,658 at 2020, issued 297,106 shares and outstanding 281,655 shares at 2019 - in thousands.	29.9	29.7
Additional paid-in capital	749.3	716.0
Treasury stock, at cost 15,493 shares at 2020, 15,451 at 2019, respectively - in thousands.	(537.7)	(536.2)
Retained earnings	3,342.0	3,140.8
Total shareholders’ equity	3,583.5	3,350.3
Total liabilities and shareholders’ equity	$8,201.1	$7,622.8

Brown & Brown, Inc.

Consolidated Statements of Cash Flows

(in millions, unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$249.2	$206.5
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	53.1	52.1
Depreciation	12.2	11.7
Non-cash stock-based compensation	30.1	24.1
Change in estimated acquisition earn-out payables	(10.3)	(1.6)
Deferred income taxes	(4.8)	(5.3)
Amortization of debt discount and disposal of deferred financing costs	1.1	1.0
Net (gain)/loss on sales of investments, fixed assets and customer accounts	0.1	(0.3)
Payments on acquisition earn-outs in excess of original estimated payables	(0.6)	(0.3)
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures:
Premiums, commissions and fees receivable (increase)/decrease	(130.1)	(71.6)
Reinsurance recoverables (increase)/decrease	13.3	(11.9)
Prepaid reinsurance premiums (increase)/decrease	9.2	(5.7)
Other assets (increase)/decrease	(2.7)	(22.1)
Premiums payable to insurance companies increase/(decrease)	177.7	116.5
Premium deposits and credits due customers increase/(decrease)	(12.1)	(12.0)
Losses and loss adjustment reserve increase/(decrease)	(13.3)	12.1
Unearned premiums increase/(decrease)	(9.2)	5.7
Accounts payable increase/(decrease)	101.1	23.8
Accrued expenses and other liabilities increase/(decrease)	(47.7)	(32.4)
Other liabilities increase/(decrease)	0.4	15.4
Net cash provided by operating activities	416.7	305.7
Cash flows from investing activities:
Additions to fixed assets	(36.0)	(35.2)
Payments for businesses acquired, net of cash acquired	(291.4)	(146.6)
Proceeds from sales of fixed assets and customer accounts	0.3	2.1
Purchases of investments	(3.0)	(9.3)
Proceeds from sales of investments	3.7	4.5
Net cash used in investing activities	(326.4)	(184.5)
Cash flows from financing activities:
Payments on acquisition earn-outs	(6.9)	(7.0)
Proceeds from long-term debt	—	350.0
Payments on long-term debt	(27.5)	(22.5)
Deferred debt issuance costs	—	(3.7)
Borrowings on revolving credit facilities	250.0	—
Payments on revolving credit facilities	(150.0)	(350.0)
Issuances of common stock for employee stock benefit plans	0.5	0.9
Repurchase shares to fund tax withholdings for non-cash stock-based compensation	(7.8)	(6.8)
Purchase of treasury stock	(1.4)	(20.0)
Settlement of accelerated share repurchase program	—	20.0
Cash dividends paid	(48.0)	(44.9)
Net cash provided by/(used in) financing activities	8.9	(84.0)
Net increase in cash and cash equivalents inclusive of restricted cash	99.2	37.2
Cash and cash equivalents inclusive of restricted cash at beginning of period	963.0	777.6
Cash and cash equivalents inclusive of restricted cash at end of period	$1,062.2	$814.8

Conference call, webcast and slide presentation

A conference call to discuss the results of the second quarter of 2020 will be held on Tuesday, July 28, 2020 at 8:00 AM (EDT). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the "Investor Relations" section of the Company’s website at www.bbinsurance.com.

About Brown & Brown

Brown & Brown, Inc. (NYSE: BRO) is a leading insurance brokerage firm, providing risk management solutions to individuals and businesses. With more than 80 years of proven success and thousands of teammates, we offer knowledge you can trust and strive to deliver superior customer service. For more information, please visit www.bbinsurance.com.

Forward-looking statements

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the second quarter of 2020 and the potential effects of the COVID-19 pandemic (“COVID-19”) on the Company’s business, operations, financial performance and prospects. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further, statements about the effects of COVID-19 on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of COVID-19, actions taken by governmental authorities in response to COVID-19, and the direct and indirect impact of COVID-19 on our customers, insurance carriers, third parties and us. These risks and uncertainties include, but are not limited to, COVID-19 and the resulting governmental and societal responses, the severity and duration of COVID-19, and the resulting impact on the U.S. economy, the global economy, and the Company's business, liquidity, customers, insurance carriers and third parties; the Company's determination as it finalizes its financial results for the second quarter of 2020 that its financial results differ from the current preliminary unaudited numbers set forth herein; the inability to retain or hire qualified employees, as well as the loss of any of our executive officers or other key employees; acquisition-related risks that could negatively affect the success of our growth strategy, including the possibility that we may not be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into our operations and expand into new markets; a cybersecurity attack or any other interruption in information technology and/or data security and/or outsourcing relationships; the requirement for additional resources and time to adequately respond to dynamics resulting from rapid technological change; changes in data privacy and protection laws and regulations or any failure to comply with such laws and regulations; the loss of or significant change to any of our insurance company relationships, which could result in additional expense, loss of market share or material decrease in our profit-sharing contingent commissions, guaranteed supplemental commissions or incentive commissions; adverse economic conditions, natural disasters, or regulatory changes in states where we have a high concentration of our business; the inability to maintain our culture or a change in management, management philosophy or our business strategy; risks facing us in our Services Segment, including our third-party claims administration operations, that are distinct from those we face in our insurance intermediary operations; our failure to comply with any covenants contained in our debt agreements; the possibility that covenants in our debt agreements could prevent us from engaging in certain potentially beneficial activities; changes in estimates, judgments or assumptions used in the preparation of our financial statements; improper disclosure of confidential information; the limitations of our system of disclosure and internal controls and procedures in preventing errors or fraud, or in informing management of all material information in a timely manner; the potential adverse effect of certain actual or potential claims, regulatory actions or proceedings on our businesses, results of operations, financial condition or liquidity; changes in the U.S.-based credit markets that might adversely affect our business, results of operations and financial condition; the significant control certain existing shareholders have over the Company; risks related to our international operations, which may require more time and expense than our domestic options to achieve or maintain profitability; risks associated with the current interest rate environment and to the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income; disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets; changes in current U.S. or global economic conditions; effects related to pandemics, epidemics, or outbreaks of infectious diseases; conditions that result in reduced insurer capacity; quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production; the possibility that one of the financial institutions we use fails or is taken over by the U.S. Federal Deposit Insurance Corporation (FDIC); uncertainty in our business practices and compensation arrangements due to potential changes in regulations; regulatory changes that could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third-parties; intangible asset risk, including the possibility that our goodwill may become impaired in the future; a decrease in demand for liability insurance as a result of tort reform litigation; changes in our credit ratings; volatility in our stock price; other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission filings; and other factors that the Company may not have currently identified or quantified. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information

This press release contains references to the following non-GAAP financial measures as defined in Regulation G of SEC rules: Organic Revenue, Diluted Net Income Per Share - Adjusted, EBITDAC and EBITDAC Margin.

Reconciliations of these supplemental non-GAAP financial information to the Company's GAAP information are contained in this earnings release. These measures are not in accordance with, or an alternative to the GAAP information provided in the Company's condensed consolidated financial statements.  We present such non-GAAP supplemental financial information because we believe such information is of interest to the investment community and because we believe it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. We believe these non-GAAP measures improve the comparability of results between periods by excluding the impact of certain items that have a high degree of variability.  We believe that Organic Revenue provides a meaningful representation of the Company's operating performance; the Company has historically viewed Organic Revenue growth as an important indicator when assessing and evaluating the performance of its four segments.  We believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company's ongoing performance. We view EBITDAC and EBITDAC Margin as important indicators when assessing and evaluating our performance, as they present more comparable measurements of our operating margins in a meaningful and consistent manner. As disclosed in our most recent proxy statement, we use Organic Revenue and EBITDAC Margin for incentive compensation determinations for executive officers and other key employees.

Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments.  This supplemental financial information should be considered in addition to, and not in lieu of, the Company's condensed consolidated financial statements.

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